Registration No. 333-57354

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           PENNICHUCK CORPORATION
           (Exact name of registrant as specified in its charter)

  New Hampshire                                02-0177370
  (State or other jurisdiction                 (IRS employer
  of incorporation or organization             identification number)

                              Four Water Street
                         Nashua, New Hampshire 03060

 (Address, including zip code, of registrant's principal executive offices)

                           Pennichuck Corporation
                           2000 Stock Option Plan

                          (Full title of the plan)

                      Charles J. Staab, Vice President
                    Treasurer and Chief Financial Officer
                           Pennichuck Corporation
                              Four Water Street
                         Nashua, New Hampshire 03060
                   (Name and address of agent for service)

                               (603) 882-5191

        (Telephone number, including area code, of agent for service)

                                 Copies to:
                          Denis J. Maloney, Esquire
                    Gallagher, Callahan & Gartrell, P.A.
                    214 North Main Street, P.O. Box 1415
                      Concord, New Hampshire 03302-1415
                               (603) 228-1181

                              EXPLANATORY NOTE

      On March 21, 2001, the Registrant filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-8 (Registration No. 333-57354) (the "Form S-8") registering 150,000 shares of the Registrant's Common Stock, par value $1.00 per share (the "Shares"), to be issued to participants in connection with the Registrant's 2000 Stock Option Plan (the "Stock Option Plan"). On August 3, 2001, the Registrant's Board of Directors amended the Stock Option Plan to provide for the grant to eligible participants of nonstatutory stock options to acquire Shares in addition to incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).


                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents and information previously filed with the Commission by the Registrant (File No. 0-18552) pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act") are incorporated by reference in this Registration Statement:

      (a) The Registrant's latest Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2000;

      (b) The Registrant's Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2001;

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8 filed with the Commission; and

      (d) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated April 21, 2000 and filed with the Commission.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or any document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

      Not applicable


Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

      Not applicable


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Incorporated by reference to Item 15 of Part II of the Registrant's Registration Statement on Form S-3 (No. 33-69494).


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable


Item 8.  EXHIBITS

      The following exhibits are filed with or incorporated by reference in this Registration Statement.


Exhibit No.                                    Description of Exhibit
-----------                                    ----------------------

   4.1          Pennichuck Corporation 2000 Stock Option Plan, as amended.
   5.1          Opinion of Gallagher, Callahan & Gartrell, P.A. with respect to legality*
   23.1         Consent of Gallagher, Callahan & Gartrell, P.A. (included in their opinion filed as
                Exhibit 5.1 hereto)*
   23.2         Consent of Arthur Andersen LLP
   24.1         Power of Attorney*

--------------------
* Previously filed as an exhibit to or as part of the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1


Item 9.  UNDERTAKINGS

      1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

            Provided, however, that (a) (i) and (a) (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on September 17, 2001.


                                       PENNICHUCK CORPORATION
                                       (Registrant)


                                       By:  /s/ Charles J. Staab
                                            --------------------------------
                                            Name: Charles J. Staab
                                            Title: Vice President, Treasurer
                                                   and Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                      Title                            Date

*    Maurice L. Arel           President, Chief Executive Officer       September 17, 2001
-----------------------------  and Director (Principal Executive
     Maurice L. Arel           Officer)

*    Stephen J. Densberger     Executive Vice President and             September 17, 2001
-----------------------------  Director
     Stephen J. Densberger

/s/  Charles J. Staab          Vice President, Treasurer,               September 17, 2001
-----------------------------  Chief Financial Officer and Director
     Charles J. Staab          (Principal Financial Officer)

*    Bonalyn J. Hartley        Vice President, Controller and           September 17, 2001
-----------------------------  Chief Accounting Officer
     Bonalyn J. Hartley        (Principal Accounting Officer)

*    Joseph A. Bellavance      Director                                 September 17, 2001
-----------------------------
     Joseph A. Bellavance

*    Charles E. Clough         Director                                 September 17, 2001
-----------------------------
     Charles E. Clough

*    Robert P. Keller          Director                                 September 17, 2001
-----------------------------
     Robert P. Keller

*    John R. Kreick            Director                                 September 17, 2001
-----------------------------
     John R. Kreick

*    Hannah M. McCarthy        Director                                 September 17, 2001
-----------------------------
     Hannah M. McCarthy

*    Martha E. O'Neill         Director                                 September 17, 2001
-----------------------------
     Martha E. O'Neill


*     By:  /s/ Charles J. Staab
      -----------------------------
               Charles J. Staab
               Attorney-in-Fact



                              INDEX TO EXHIBITS


Exhibit No.                                    Description of Exhibit
-----------                                    ----------------------

   4.1          Pennichuck Corporation 2000 Stock Option Plan, as amended.
   5.1          Opinion of Gallagher, Callahan & Gartrell, P.A. with respect to legality*
   23.1         Consent of Gallagher, Callahan & Gartrell, P.A. (included in their opinion filed as
                Exhibit 5.1 hereto)*
   23.2         Consent of Arthur Andersen LLP
   24.1         Power of Attorney*

--------------------
* Previously filed as an exhibit to or as part of the Registration Statement on Form S-8 to which this is Post-Effective Amendment No. 1
